                                                                    EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Healthcare Resource Management Corporation:

     We have audited the accompanying balance sheets of Healthcare Resource Management Corporation, (the Company), as of December 31, 2000 and 2001, and the related statements of income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Resource Management Corporation as of December 31, 2000 and 2001, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

                                          KPMG LLP

Charlotte, North Carolina
April 5, 2002, except as to
  Note 7, which is
  as of April 23, 2002

                   HEALTHCARE RESOURCE MANAGEMENT CORPORATION

                                 BALANCE SHEETS

                                                         AS OF DECEMBER 31,       AS OF MARCH 31,
                                                      ------------------------    ---------------
                                                         2000          2001            2002
                                                      ----------    ----------    ---------------
                                                                                    (UNAUDITED)
                                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................  $  105,573    $  305,282      $  317,372
  Accounts receivable...............................   1,201,568     1,577,323       1,628,660
  Receivables from officer..........................      21,577         6,047             203
  Other receivables.................................          --         3,830          30,188
  Refundable deposits...............................      32,844        43,092          44,657
  Prepaid expenses..................................      17,074       109,904         145,641
                                                      ----------    ----------      ----------
     Total current assets...........................   1,378,636     2,045,478       2,166,721
Fixed assets, net of accumulated depreciation.......     104,504       111,857         129,054
Cash surrender value of life insurance..............      42,488        53,544          55,128
Other assets........................................      86,308        64,435          64,247
                                                      ----------    ----------      ----------
     Total assets...................................  $1,611,936    $2,275,314      $2,415,150
                                                      ==========    ==========      ==========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..................................  $   85,427    $   95,546      $   52,714
  Accrued expenses..................................     168,498       357,247         346,108
  Secured borrowing.................................     936,870     1,176,937       1,113,836
  Current portion of note payable...................       9,018         7,191           7,976
                                                      ----------    ----------      ----------
     Total current liabilities......................   1,199,813     1,636,921       1,520,634
                                                      ----------    ----------      ----------
Note payable, less current portion..................      14,823         7,632           5,049
                                                      ----------    ----------      ----------
     Total liabilities..............................   1,214,636     1,644,553       1,525,683
                                                      ----------    ----------      ----------
STOCKHOLDERS' EQUITY:
  Common stock, $1 par value. Authorized 100,000
     shares; issued and outstanding 1,610 shares at
     December 31, 2000 and 2001 and March 31, 2002
     (unaudited)....................................       1,610         1,610           1,610
  Additional paid-in capital........................      23,000        23,000          23,000
  Retained earnings.................................     372,690       606,151         864,857
                                                      ----------    ----------      ----------
     Total stockholders' equity.....................     397,300       630,761         889,467
                                                      ----------    ----------      ----------
  Commitments and contingencies
     Total liabilities and stockholders' equity.....  $1,611,936    $2,275,314      $2,415,150
                                                      ==========    ==========      ==========

                See accompanying notes to financial statements.

                   HEALTHCARE RESOURCE MANAGEMENT CORPORATION

                              STATEMENTS OF INCOME

                                                                           THREE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,            MARCH 31,
                                           -------------------------    ------------------------
                                              2000          2001           2001          2002
                                           ----------    -----------    ----------    ----------
                                                                              (UNAUDITED)
Revenue..................................  $9,423,426    $13,061,645    $3,156,819    $3,764,420
Cost of revenue..........................   7,073,573      9,569,838     2,289,579     2,743,789
                                           ----------    -----------    ----------    ----------
Gross profit.............................   2,349,853      3,491,807       867,240     1,020,631
                                           ----------    -----------    ----------    ----------
Expenses:
  Selling, general, and administrative...   1,599,675      2,012,587       451,701       595,505
  Depreciation and amortization..........      40,004         37,784         9,727        10,554
                                           ----------    -----------    ----------    ----------
Total expenses...........................   1,639,679      2,050,371       461,428       606,059
                                           ----------    -----------    ----------    ----------
Income from operations...................     710,174      1,441,436       405,812       414,572
Interest expense, net....................     206,070        257,459        63,456        59,062
                                           ----------    -----------    ----------    ----------
Income before income taxes...............     504,104      1,183,977       342,356       355,510
                                           ----------    -----------    ----------    ----------
State income taxes.......................       1,740          7,056         7,056        13,084
                                           ----------    -----------    ----------    ----------
Net income...............................  $  502,364    $ 1,176,921    $  335,300    $  342,426
                                           ==========    ===========    ==========    ==========

                See accompanying notes to financial statements.

                   HEALTHCARE RESOURCE MANAGEMENT CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY
  YEARS ENDED DECEMBER 31, 2000 AND 2001 AND THREE MONTHS ENDED MARCH 31, 2002
                                  (UNAUDITED)

                                  COMMON STOCK
                                ----------------      ADDITIONAL
                                SHARES    AMOUNT    PAID-IN CAPITAL    RETAINED EARNINGS      TOTAL
                                ------    ------    ---------------    -----------------    ----------
Balances, December 31,
  1999......................     1,610    $1,610        $23,000           $  328,228        $  352,838
Net income..................        --        --             --              502,364           502,364
Dividends ($284 per
  share)....................        --        --             --             (457,902)         (457,902)
                                ------    ------        -------           ----------        ----------
Balances, December 31,
  2000......................     1,610     1,610         23,000              372,690           397,300
Net income..................        --        --             --            1,176,921         1,176,921
Dividends ($586 per
  share)....................        --        --             --             (943,460)         (943,460)
                                ------    ------        -------           ----------        ----------
Balances, December 31,
  2001......................     1,610     1,610         23,000              606,151           630,761
Net income (unaudited)......        --        --             --              342,426           342,426
Dividends ($52 per share)
  (unaudited)...............        --        --             --              (83,720)          (83,720)
                                ------    ------        -------           ----------        ----------
Balances, March 31, 2002
  (unaudited)...............     1,610    $1,610        $23,000           $  864,857        $  889,467
                                ======    ======        =======           ==========        ==========

                 See accompanying notes to financial statements

                   HEALTHCARE RESOURCE MANAGEMENT CORPORATION

                            STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000 AND 2001 AND THE THREE MONTHS ENDED MARCH 31, 2001
                   (UNAUDITED) AND MARCH 31, 2002 (UNAUDITED)

                                                                          THREE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,          MARCH 31,
                                             -----------------------    ----------------------
                                               2000          2001         2001         2002
                                             ---------    ----------    ---------    ---------
                                                                             (UNAUDITED)
Cash flows from operating activities:
  Net income...............................  $ 502,364    $1,176,921    $ 335,300    $ 342,426
  Adjustments to reconcile net income to
     net cash provided by:
  Operating activities:
     Depreciation and amortization.........     40,004        37,784        9,727       10,554
     Gain on sale of fixed assets and
       investments.........................    (25,362)      (32,368)     (38,877)          --
     Changes in assets and liabilities:
       Accounts receivable.................   (358,059)     (354,178)    (130,015)     (51,337)
       Receivables from officers...........     35,759        (6,047)       8,964        5,844
       Other receivables...................         --        (3,830)     (13,160)     (26,358)
       Refundable deposits.................    (16,961)      (10,248)      (7,117)      (1,565)
       Prepaid expenses....................    (10,155)      (92,830)     (90,749)     (35,737)
       Cash surrender value of life
          insurance........................     (5,476)      (11,056)      (1,583)      (1,584)
       Other assets........................    (12,370)       21,119          189          188
       Accounts payable....................     42,066        10,119       (8,658)     (42,832)
       Accrued expenses....................     85,612       188,749       32,505      (11,139)
                                             ---------    ----------    ---------    ---------
          Net cash provided by operating
            activities.....................    277,422       924,135       96,526      188,460
                                             ---------    ----------    ---------    ---------
       Cash flows from investing
          activities:
     Purchase of fixed assets..............    (26,731)      (44,383)      (8,081)     (27,751)
     Cash proceeds on sale of fixed assets
       and investments.....................     77,474        32,368       50,158           --
                                             ---------    ----------    ---------    ---------
          Net cash provided by (used in)
            investing activities...........     50,743       (12,015)      42,077      (27,751)
Cash flows from financing activities:
     Dividend payments.....................   (457,902)     (943,460)    (141,680)     (83,720)
     Net cash receipts on secured
       borrowing...........................    236,188       240,067       63,688      (63,101)
     Payments on notes payable.............    (29,436)       (9,018)      (1,198)      (1,798)
                                             ---------    ----------    ---------    ---------
          Net cash used in financing
            activities.....................   (251,150)     (712,411)     (79,190)    (148,619)
                                             ---------    ----------    ---------    ---------
          Net increase (decrease) in cash
            and cash equivalents...........     77,015       199,709       59,413       12,090
Cash and cash equivalents at beginning of
  period...................................     28,558       105,573      105,573      305,282
                                             ---------    ----------    ---------    ---------
Cash and cash equivalents at end of
  period...................................  $ 105,573    $  305,282    $ 164,986      317,372
                                             =========    ==========    =========    =========
Supplemental disclosures of cash flow
  information:
     Cash paid for interest................  $ 206,425    $  267,244    $  64,255    $  60,550
                                             =========    ==========    =========    =========
     Cash paid for taxes...................  $   1,740    $    7,056    $   7,056    $  13,084
                                             =========    ==========    =========    =========

                See accompanying notes to financial statements.

                   HEALTHCARE RESOURCE MANAGEMENT CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 2001

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) General

     Healthcare Resource Management Corporation (the Company) recruits nurses and places them on temporary assignments at hospitals and other healthcare facilities throughout the United States.

     The accompanying consolidated interim financial statements (including notes to financial statements) of the Company as of March 31, 2002 and for the three months ended March 31, 2001 and 2002, are unaudited. In the opinion of management, the accompanying unaudited consolidated interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at March 31, 2002, and the results of its operations and its cash flows for the three months ended March 31, 2001 and 2002.

  (b) Cash and Cash Equivalents

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2000 and 2001, and March 31, 2002, the Company had money market accounts of $100,350, $279,463 and $210,951 (unaudited), respectively, included in cash and cash equivalents.

  (c) Fixed Assets

     Furniture and fixtures, equipment, and automobiles are stated at cost. Additions and improvements are capitalized, and maintenance and repairs are expensed when incurred. Depreciation on furniture and fixtures, equipment, and automobiles is calculated using the straight-line method based on the estimated useful lives of the related assets as follows: furniture and fixtures (7 years); equipment (3 to 7 years); and automobiles (5 years).

  (d) Concentration of Credit Risk

     The majority of the Company's business activity is with hospitals located throughout the United States. Credit is extended based on the evaluation of each entity's financial condition and credit worthiness.

  (e) Revenue Recognition

     Revenue is recognized in the period in which services are provided.

  (f) Advertising Expenses

     Advertising costs of $364,211 and $420,500 for the years ended December 31, 2000 and 2001, respectively, and $109,406 (unaudited) and $141,934 (unaudited) for the three months ended March 31, 2001 and 2002, respectively, are expensed as incurred and are included in selling, general, and administrative expenses in the accompanying financial statements.

  (g) Impairment of Long-Lived Assets

     Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If

                   HEALTHCARE RESOURCE MANAGEMENT CORPORATION such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  (h) Income Taxes

     The Company has elected to file its federal income tax returns under the S Corporation provisions of the Internal Revenue Code and was granted S Corporation status for North Carolina state tax purposes. In accordance with the federal provisions, corporate earnings flow through and are taxed solely at the shareholder level. Under the provisions of the franchise tax laws in certain states the Company conducts business, S Corporation earnings are assessed a surtax at the corporate level and flow through to the shareholders to be taxed at the individual level. Accordingly, income tax expense for the years ended December 31, 2000 and 2001 aggregated $1,740 and $7,056, respectively.

  (i) Fair Value of Financial Instruments

     The carrying amounts of cash and cash equivalents, accounts receivable, receivables from officers, other receivables, accounts payable, accrued expenses, secured borrowing and note payable approximates their respective fair values due to the short-term nature and liquidity of these financial instruments.

  (j) Derivative Instruments

     The Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133) on January 1, 2001. SFAS 133 requires that all derivative instruments be recorded on the balance sheet at fair value. The Company does not have any derivative instruments to be accounted for under SFAS 133.

  (k) New Accounting Pronouncements

     In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method for all business combinations initiated after June 30, 2001 and provides guidance on purchase accounting related to the recognition of intangible assets and accounting for negative goodwill. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Under SFAS No. 142, goodwill will be tested annually and whenever events or circumstances occur indicating that goodwill might be impaired. The Company adopted the provisions of SFAS No. 142 as of January 1, 2002. The adoption of SFAS No. 142 did not have a material impact on the Company's financial statements.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets (SFAS No. 144). SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 will not have a material impact on the Company's financial statements.

                   HEALTHCARE RESOURCE MANAGEMENT CORPORATION

  (l) Sale of Accounts Receivable

     On January 5, 1999, the Company entered into an agreement to sell, on an ongoing basis with full recourse, its trade accounts receivable. The Company is responsible for repurchasing any receivables at fair value which have not been collected 60 days from the date of the invoice. The buyer is responsible for servicing the receivables. The agreement may be terminated by either party with 90 days notice prior to the end of the term of the agreement or terminated at any other time upon mutual agreement of the parties. Upon termination, the Company is required to repurchase all outstanding receivables and pay certain termination fees. During 2000, the receivables were purchased by the buyer net of a 1.45% non-refundable administrative fee. This fee was decreased to 1.25% in 2001 until October 12, 2001 when the fee was further reduced to .9%. Additionally, the Company is required to pay the purchaser certain finance charge fees based upon the age of outstanding receivables. The Company has accounted for the cash proceeds received from the transfer as a secured borrowing in accordance with SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". The secured borrowing is $936,870, $1,176,937, and $1,113,837 (unaudited) at December 31,
2000 and 2001, and March 31, 2002, respectively. The Company incurred fees on these secured borrowings of $203,608 and $265,984 for the years ended December 31, 2000 and 2001, respectively, and $63,981 (unaudited) and $60,163 (unaudited) for the three months ended March 31, 2001 and 2002, respectively, which are included in interest expense in the accompanying financial statements.

  (m) Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  (n) Reclassifications

     Certain amounts in the prior periods financial statements have been reclassified to conform to the current period presentation.

(2) FIXED ASSETS, NET

     Fixed assets, net is comprised of the following at December 31, 2000 and 2001:

                                                                2000         2001
                                                              ---------    ---------
Furniture and fixtures......................................  $  42,914    $  54,389
Equipment...................................................    111,541      144,448
Automobiles.................................................     69,464       69,464
                                                              ---------    ---------
                                                                223,919      268,301
Less accumulated depreciation...............................   (119,415)    (156,444)
                                                              ---------    ---------
                                                              $ 104,504    $ 111,857
                                                              =========    =========

(3) NOTE PAYABLE

     Note payable consists of a five year note on an automobile purchase with monthly payments of $728 through 2004. This note payable is collateralized by an automobile and has a 8.25% interest rate.

                   HEALTHCARE RESOURCE MANAGEMENT CORPORATION

(4) RELATED PARTY TRANSACTIONS

     At December 31, 2001 and March 31, 2002, the Company had $6,047 and $203 (unaudited), respectively, due from officers. There were no receivables due from officers at December 31, 2000.

     For the years ended December 31, 2000 and 2001, and the three months ended March 31, 2001 and 2002, the Company's shareholders received dividend distributions of $457,902, $943,460, $141,680 (unaudited) and $83,720
(unaudited), respectively, principally related to the payments of the shareholders' personal taxes on the Company's earnings. Additionally, the Company paid its directors, who are also shareholders, director fees of $12,000, $15,000, $15,000 (unaudited) and $0 (unaudited) for the years ended December 31, 2000 and 2001, and the three months ended March 31, 2001 and 2002 respectively.

(5) LEASES

     The Company leases certain office facilities and equipment under various operating leases that expire over the next three years. Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2001 are as follows:

Years ending December 31:
  2002......................................................  $144,848
  2003......................................................   148,837
  2004......................................................    77,669
                                                              --------
          Total minimum lease payments......................  $371,354
                                                              ========

     Rent expense was $106,546 and $127,194 for the years ended December 31, 2000 and 2001, respectively.

     Additionally, the Company leases apartments for nurses on temporary assignments under short-term lease agreements. These lease commitments are not included in the above future minimum lease payments due to their short noncancellable term. The Company is required to pay an up-front deposit on these apartments, which is classified as refundable deposits in the accompanying financial statements.

(6) EMPLOYEE BENEFIT PLANS

     The Company sponsors a 401(k) defined contribution plan for its full-time employees. The Company, at its discretion, matches 25% of the first 6% contributed by each employee. The Company contributed $24,369 and $32,669 to the 401(k) plan for the years ended December 31, 2000 and 2001, respectively.

(7) SUBSEQUENT EVENT

     On April 23, 2002, the Company was acquired by AMN Healthcare, Inc.